Exhibit 99.1

PROXY CARD

MEGALITH FINANCIAL ACQUISITION CORP.

535 5th Avenue, 29th Floor

New York, New York 10017

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

MEGALITH FINANCIAL ACQUISITION CORP.

The undersigned appoints                and                as proxies, and each of them with full power to act without the other, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all Common Stock of Megalith Financial Acquisition Corp. (“Megalith”) held of record by the undersigned on                at the Special Meeting of Stockholders to be held on               , or any postponement or adjournment thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of this proxy statement/prospectus and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 4 and 5, PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.
THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.
(Continued and to be marked, dated and signed on reverse side)

[White Card]

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 8 BELOW.

(1)	Business Combination Proposal — to adopt and approve an Agreement and Plan of Merger, dated August 6, 2020, as amended (the “Merger Agreement”), by and among Megalith, MFAC Merger Sub Inc., a Pennsylvania corporation (“Merger Sub”) and a wholly-owned subsidiary of Megalith, BankMobile Technologies, Inc., a Pennsylvania corporation (“BankMobile”), Customers Bank, a Pennsylvania state chartered bank and the sole stockholder of BankMobile (“Customers Bank”), and Customers Bancorp, Inc., a Pennsylvania corporation and the parent bank holding company for Customers Bank, and approve the transactions contemplated thereby, including the Merger (the “Business Combination” and the proposal, the “Business Combination Proposal”).
	☐ FOR	☐ AGAINST	☐ ABSTAIN
(2)	NYSE Proposal — to approve, for purposes of complying with the New York Stock Exchange Listing Manual Section 312.03(b), the issuance of 192,599 shares of Class A Common Stock to certain parties affiliated with MFA Investor Holdings, LLC, a Delaware limited liability company, Megalith’s Sponsor pursuant to the subscription agreements entered into as part of a private offering Closing in connection with the Business Combination (the “PIPE Subscription Agreements”), dated August 5, 2020, by and between Megalith and the investors named therein, the form of which PIPE Subscription Agreement is attached to the accompanying proxy statement as Annex C, (the “NYSE Proposal”).
	☐ FOR	☐ AGAINST	☐ ABSTAIN
(3)	Charter Amendment Proposals — to approve separate proposals to amend Megalith’s Charter to adopt certain material changes that will take effect upon the consummation of the Business Combination (the “Amended Charter”), for the following amendments:
(a) To change the name of Megalith to “BM Technologies, Inc.”
	☐ FOR	☐ AGAINST	☐ ABSTAIN
(b) To reclassify the Class A Common Stock and Class B Common Stock as Common Stock.
	☐ FOR	☐ AGAINST	☐ ABSTAIN
(c) To change the authorized capital stock of Megalith be 1,010,000,000 shares, consisting of 1,000,000,000 shares of Common Stock and 10,000,000 shares of “blank check” preferred stock.
	☐ FOR	☐ AGAINST	☐ ABSTAIN
(d) To provide that an amendment to Megalith’s Bylaws by the stockholders requires the affirmative vote of at least 66⅔% of the voting power of the issued and outstanding shares of capital stock entitled to vote thereon, voting together as a single class.
	☐ FOR	☐ AGAINST	☐ ABSTAIN
(e) To provide that any amendment to the following provisions of the Amended Charter will require approval of the holders of 66⅔% of all of BMT’s issued and outstanding capital stock entitled to vote thereon: “Board of Directors,” “Bylaws,” “Special Meetings of Stockholders; Action by Written Consent,” “Limited Liability; Indemnification,” “DGCL Section 203 and Business Combinations,” “Amendment of Amended and Restated Certificate,” and “Forum; Severability”.
	☐ FOR	☐ AGAINST	☐ ABSTAIN
(f) To provide that the Megalith may not engage in certain “business combinations” with any “interested stockholder” (which excludes Customers Bank and any of their direct or indirect transferees) for a three (3) year period following the time that the stockholder became an interested stockholder, unless (1) prior to the date of the transaction Megalith’s board of directors approves either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (2) the interested stockholder owns at least 85% of Megalith’s voting stock outstanding upon consummation of the transaction, excluding for purposes of determining the number of shares outstanding (x) shares owned by persons who are directors and also officers and (y) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether their shares held subject to the plan will be tendered in a tender or exchange offer; or (3) on or subsequent to the consummation of the transaction, the Business Combination is approved by Megalith’s board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2⁄3% of Megalith’s issued and outstanding voting stock which is not owned by the interested stockholder.
	☐ FOR	☐ AGAINST	☐ ABSTAIN
(g) To remove from the Charter the various provisions applicable only to special purpose acquisition corporations.
	☐ FOR	☐ AGAINST	☐ ABSTAIN
(4)	The Incentive Plan Proposal — to approve and adopt the 2020 Equity Incentive Plan (the “Equity Incentive Plan”) a copy of which is attached to this proxy statement as Annex D.
	☐ FOR	☐ AGAINST	☐ ABSTAIN
(5)	The Adjournment Proposal — to adopt and approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary to permit further solicitation and vote of proxies if it is determined by Megalith that more time is necessary or appropriate to approve one or more Proposals at the Special Meeting (the “Adjournment Proposal”).
	☐ FOR	☐ AGAINST	☐ ABSTAIN
STOCKHOLDER CERTIFICATION:
I hereby certify that I am not acting in concert, or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), with any other stockholder with respect to the Common Stock of Megalith owned by me. I further certify that I am not exercising Redemption Rights with respect to 20% or more of Megalith Common Stock.
MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT.
PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Signature		Signature	Date
Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If stockholder is a partnership, sign in partnership name by an authorized person, giving full title as such.